UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2013

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On January 10, 2013, Dell announced it will replace its customer segment reporting structure with the following product and services groups in the first quarter of fiscal 2014, which begins on February 2, 2013:

•	End User Computing (EUC), led by Jeff Clarke, vice chairman of operations and president Dell EUC, will include a wide variety of mobility, desktop, desktop virtualization, third-party software, and client related services and peripheral products.

•	Enterprise Solutions Group (ESG), led by Marius Haas, president Dell ESG, will include servers, networking, storage, and related peripherals products.

•	Dell Services, led by Suresh Vaswani, president Dell Services, will include a broad range of IT and business services, including support and deployment services, infrastructure, cloud, and security services, and applications and business process services.

•	Dell Software Group, led by John Swainson, president Dell Software will include systems management, security and business intelligence software offerings.

Dell currently reports results based on the customer segment structure of Large Enterprise, Public, Small and Medium Business, and Consumer.

Steve Felice, chief commercial officer, will continue to lead Dell’s global sales and marketing organizations in support of the product and services groups.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: January 10, 2013	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary
(Duly Authorized Officer)